Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-14641, 333-42209, 333-42207, and 333-31164) of Celadon Group, Inc. of our report dated August 17, 2005 relating to the financial statements of Celadon Group, Inc. 401(k) Employee Savings Plan as of December 31, 2004 and 2003, which appear in this Form 11-K.

/s/ Somerset CPAs, P.C.

Indianapolis, Indiana
August 25, 2005